Exhibit 1.1

Shift4 Payments, Inc.

[•] Shares of Class A Common Stock

Underwriting Agreement

[•], 2020

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC,

    As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

c/o Goldman Sachs & Co. LLC,

200 West Street,

New York, New York 10282.

Ladies and Gentlemen:

Shift4 Payments, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] shares and, at the election of the Underwriters, up to [•] additional shares of Class A common stock (“Class A Common Stock”) of the Company. The aggregate of [•] shares of Class A Common Stock to be sold by the Company is herein called the “Firm Shares” and the aggregate of [•] additional shares of Class A Common Stock to be sold by the Company is herein called the “Optional Shares.” The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

In connection with the offering contemplated by this Agreement, the “Transactions,” including, for the avoidance of doubt, the “concurrent private placement” (as such terms are defined in the Registration Statement and the Preliminary Prospectus (each as defined below)), other than the offering and the use of proceeds therefrom were or will be effected, pursuant to which the Company will become the sole managing member of Shift4 Corporation, LLC, a Delaware limited liability company (“Shift4 LLC”), and will operate and control all of the business and affairs of Shift4 LLC and, through Shift4 LLC and its subsidiaries, conduct its business. The Company and Shift4 LLC are collectively referred to herein as the “Shift4 Parties.”

1. (a) Each Shift4 Party, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S–1 (File No. 333-238307) (the “Initial Registration Statement”) in respect of the Shares , including a related preliminary prospectus or prospectuses, has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form and is not proposed to be amended; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and the Shares all have been or will be duly registered under the Act pursuant to the Registration Statement (any preliminary prospectus or prospectuses included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act and which discloses the public offering price and other final terms of the Shares and otherwise satisfies Section 10(a) of the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(iii) For the purposes of this Agreement, the “Applicable Time” is [•]:[•] [a.m.] [p.m.] (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable

Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Section 5(d) Writing does not conflict with the information then contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Section 5(d) Writing, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(v) Neither Shift4 Party nor any of its respective subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, arbitrator or governmental or regulatory action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Shift4 Parties and their subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Shift4 Parties and their subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity compensation plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus), long-term debt of the Shift4 Parties and their respective subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity, prospects or results of operations of the Shift4 Parties and their respective subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Shift4 Parties to perform their respective obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, including the Transactions;

(vi) The Shift4 Parties and their respective subsidiaries do not own any real property; the Shift4 Parties and their respective subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Shift4 Parties, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Shift4 Parties and their respective subsidiaries; and any real property and buildings held under lease by the Shift4 Parties and their respective subsidiaries are held by them under, to the Company’s knowledge, valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Shift4 Parties and their respective subsidiaries;

(vii) Each of the Shift4 Parties and each of their respective subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and (ii) duly qualified as a foreign corporation or other business organization for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(viii) The Company has an authorized capitalization as set forth in the Pricing Prospectus, immediately after giving effect to the Transactions (including the issuance of the Firm Shares and the use of the net proceeds therefrom as described in the Pricing Prospectus), the Company would have an issued share capital as set forth under the pro forma as adjusted column of the capitalization table in the section of the Pricing Prospectus entitled “Capitalization,” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Securities contained in the Pricing Disclosure Package and the Prospectus; and all of the issued and outstanding equity interests of Shift4 LLC and each subsidiary of the Shift4 Parties have been duly and validly authorized and issued, are fully paid and non-assessable and all of the issued and outstanding equity interests of each subsidiary of the Shift4 Parties are owned directly or indirectly by the Shift4 Parties, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(ix) The Shares have been duly and validly authorized; when the Shares have been delivered and paid for in accordance with this Agreement on each Time of Delivery, such Shares will have been, duly and validly issued, fully paid and non-assessable, will conform to the information in the Pricing Disclosure Package and to the description of such Shares contained in the Prospectus; the stockholders of the Company have no preemptive rights with respect to the Shares; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder of the Company; except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options; and the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act and the rules and regulations of the Commission thereunder) or used any “prospectus” or made any offer (within the meaning of the Act and the rules and regulations of the Commission thereunder) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus

(x) The issue and sale of the Shares and the compliance by the Shift4 Parties with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus, including the Transactions, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of either Shift4 Party or any of its respective subsidiaries pursuant to, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Shift4 Parties or any of their respective subsidiaries are a party or by which the Shift4 Parties or any of their respective subsidiaries are bound or to which any of the property or assets of the Shift4 Parties or any of their respective subsidiaries are subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Shift4 Parties or any of their respective subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over either Shift4 Party or any of its respective subsidiaries or any of their properties, except in the case of clauses (A) and (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Shift4 Parties of the transactions contemplated by this Agreement, including the Transactions, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either Shift4 Party or any of its respective subsidiaries;

(xi) Neither Shift4 Party nor any of its respective subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency or body having jurisdiction over the Shift4 Parties or any of their respective subsidiaries or any of their properties, or (iii) in default (or with the giving of notice or lapse of time would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xii) The statements set forth in the Registration Statement, Pricing Disclosure Package and the Prospectus under the headings “Description of Capital Stock”, “ Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Class A Common Stock”, and “Underwriting”, insofar as such statements purport to summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and complete in all material respects;

(xiii) Other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which either Shift4 Party or any of their respective subsidiaries, or to the Shift4 Parties’ knowledge, any officer or director of the Shift4 Parties is a party or of which any property or assets of the Shift4 Parties, or any of their respective subsidiaries or, to the Shift4 Parties’ knowledge, any officer or director of the Shift4 Parties is the subject which, if determined adversely to either Shift4 Party or any of its respective subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of either of the Shift4 Parties to perform its obligations under this agreement; and, to the Shift4 Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xiv) Each Shift4 Party is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended;

(xv) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvi) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and Shift4 LLC and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xvii) Each Shift4 Party and its subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that (i) complies with the requirements of the Exchange Act, as applicable, (ii) has been designed by the Shift4 Parties’ principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and any Shift4 Party’s internal control over financial reporting is effective and each Shift4 Party is not aware of any significant deficiencies, material weaknesses in its internal control over financial reporting;

(xviii) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Internal Controls that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Internal Controls;

(xix) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Shift4 Parties; such disclosure controls and procedures have been designed to ensure that material information relating to each Shift4 Party and its subsidiaries is made known to such Shift4 Party’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xx) This Agreement has been duly authorized, executed and delivered by each Shift4 Party;

(xxi) No Unlawful Payments. Neither the Company, nor any of its subsidiaries, directors or officers or, to the knowledge of the Company or any of its subsidiaries, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or of any of its subsidiaries or affiliates has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any per-son acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office to influence official action or secure an improper advantage, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable antibribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any Government Official or other person or entity. The Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain, and will continue to maintain, policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws;

(xxii) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering, anti-terrorist financing and “know your customer” statutes, rules and regulations of all jurisdictions to which the Company and its subsidiaries are subject, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or its subsidiaries, threatened.

(xxiii) Economic Sanctions. Neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the knowledge of the Company, or any of its subsidiaries, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Swiss Secretariat of Economic Affairs or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of any Sanctions; (ii) to fund or facilitate any activities or business in any Sanction Country; or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of any Sanctions;

(xxiv) The financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of Shift4 LLC and the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxv) From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xxvi) Neither Shift4 Party nor any affiliate of the Shift4 Parties has taken, nor will either Shift4 Party nor any affiliate of the Shift4 Parties take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Shift4 Parties to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act;

(xxvii) Any third-party statistical and market-related data included in a Registration Statement, Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Section 5(d) Communication is based on or derived from sources that the Shift4 Parties believe to be reliable and accurate;

(xxviii) The Shift4 Parties have taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, the Company will be in compliance with all provisions of the Sarbanes-Oxley Act that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement;

(xxix) The Shift4 Parties and each of their respective subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement, subject to permitted extensions, and have paid all taxes required to be paid thereon (except (a) taxes currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Shift4 Parties or (b) where failure to file or pay would not reasonably be expected to have a Material Adverse Effect), and no material tax deficiency has been, or could reasonably be expected to be, asserted against the Shift4 Parties and any of their respective subsidiaries that would reasonably be expected to have a Material Adverse Effect;

(xxx) The Shift4 Parties and each of their respective subsidiaries possess, and are in compliance with the terms of, all applicable certificates, authorizations, franchises, licenses and permits issued by applicable federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted by them, except where failure to so possess or be in compliance would not reasonably be expected to have a Material Adverse Effect. The Shift4 Parties and each of their respective subsidiaries have not received any notice of proceedings relating to the revocation or modification of any Licenses that, in each case, if determined adversely to the Shift4 Parties and each of their respective subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(xxxi) No labor disturbance by or dispute with the employees of the Shift4 Parties or their subsidiaries exists or, to the knowledge of the Shift4 Parties, is imminent that would reasonably be expected to have a Material Adverse Effect;

(xxxii) The Shift4 Parties and their respective subsidiaries take commercially reasonable actions to protect the security, integrity and continuous operation of the material software, code, systems, networks, websites, databases and other information technology assets and equipment used in their businesses (and the data stored therein or processed thereby) (the “IT Assets”). Such IT Assets are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Shift4 Parties and their respective subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants and there have been no violations, breaches, instances of unauthorized access to or outages of same (other than those that were resolved without material cost or liability or the duty to notify any person). The business of the Shift4 Parties and their respective subsidiaries are and have been conducted at all times in material compliance with all applicable laws, rules, regulations, directives, judgments, orders, industry standards and self-regulatory frameworks (including but not limited to the Payment Card Industry Data Security Standard) concerning the processing, privacy or security of data (including personally identifiable information, sensitive, confidential and regulated data) (collectively, “Privacy Requirements”). No action, suit, investigation, inquiry or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving either Shift4 Party or any of its respective subsidiaries with respect to any Privacy Requirement is pending or, to the knowledge of either Shift4 Party or any of its respective subsidiaries, threatened by any person, and the Shift4 Parties and their respective subsidiaries have taken commercially reasonable actions to prepare to comply with all material pending Privacy Requirements;

(xxxiii) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) the Shift4 Parties and their respective subsidiaries own or have the rights to use all trademarks, trade names, patent rights, copyrights, domain names, trade secrets, inventions, know-how and other intellectual property rights, whether or not subject to registrations or applications for registration (collectively, “Intellectual Property Rights”) necessary for or used in the conduct of their businesses; (ii) neither the Shift4 Parties nor their respective subsidiaries is infringing, misappropriating or otherwise violating any Intellectual Property Rights of any third party; (iii) there is no pending or, to the knowledge of either Shift4 Party or any of its respective subsidiaries, threatened action, suit, proceeding or claim by others challenging the Shift4 Parties’ or any of their respective subsidiaries’ rights in or to any of their Intellectual Property Rights; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property Rights owned by the Shift4 Parties or any of their subsidiaries; and (v) there is no pending or, to the knowledge of either Shift4 Party or any of its respective subsidiaries, threatened action, suit, proceeding or claim by others that the Shift4 Parties or any of their subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights of others;

(xxxiv) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between either Shift4 Party and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom either Shift4 Party has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(e) hereof;

(xxxv) The Shift4 Parties (a) has not alone engaged in any Section 5(d) Communication and (b) has not authorized anyone other than the Representatives to engage in Section 5(d) Communication; the Shift4 Parties reconfirm that the Representatives have been authorized to act on the Company’s behalf in undertaking any Section 5(d) Communication; and the Shift4 Parties has not presented to any potential investors or otherwise distributed any Section 5(d) Communication;

(xxxvi) The Company has insurance covering its properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its business; and the Company (i) has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business; and

(xxxvii) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) neither the Company nor any of its subsidiaries (i) is or has been in violation of any foreign, federal, state or local statute, law, rule, regulation, judgment, order, decree, decision, ordinance, code or other legally binding requirement (including common law) relating to the pollution, protection or restoration of the environment, wildlife, or natural resources; human health or safety, or the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of, or exposure to, any Hazardous Substance (as defined below) (collectively, “Environmental Laws”), (ii) is conducting or funding, in whole or in part, any investigation, remediation, monitoring or other corrective action pursuant to any Environmental Law, including to address any actual or suspected Hazardous Substance, (iii) has received notice of, or is subject to any action, suit, claim or proceeding alleging, any actual or potential liability under, or violation of, any Environmental Law, including with respect to any Hazardous Substance, (iv) is party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, or (v) is or has been in violation of, or has failed to obtain and maintain, any permit, license, authorization, identification number or other approval required under applicable Environmental Laws; (b) to the knowledge of the Company and its subsidiaries, there are no facts or circumstances that would reasonably be expected to result in any violation of or liability under any Environmental Law, including with respect to any Hazardous Substance, except in the case of clause (a) and (b) above, for such matters as would not individually or in the aggregate have a Material Adverse Effect; and (c) neither the Company nor any of its subsidiaries (i) is subject to any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, nor does the Company or any of its subsidiaries know any such proceeding is contemplated, (ii) is aware of any material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries resulting from compliance with Environmental Laws, or (iii) anticipates any material capital expenditures relating to any Environmental Laws. For purposes of this subsection, “Hazardous Substance” means (A) any pollutant, contaminant, petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls or toxic mold, and (B) any other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous chemical, material, waste or substance.

2. On the basis of the representations, warranties and agreements and subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[•], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares). Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such

Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [•], 2020 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters will be delivered at the offices of Simpson Thacher & Bartlett LLP: 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [ 🌑 ] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. Each of the Company and, for purposes of Sections 5(e), 5(l) and 5(m) only, Shift4 LLC agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to and in Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you of any proposal to amend or supplement at any time the Registration Statement or any Preliminary Prospectus and shall not effect such amendment or supplementation without your consent; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) To arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that, the Company shall not be required to qualify or register as a foreign corporation in any jurisdiction in which it is not so qualified, file a general consent to service of process in any such jurisdiction or take any action that would subject it to taxation in any such jurisdiction where it is not presently subject to taxation;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time and date as the Representatives and the Company may agree upon) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus and all amendments and supplements to such documents, in each case in such quantities as you may reasonably request; and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer (whose name and address the Underwriters shall furnish to the Company in connection with such request) in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries, if any, (which need not be audited) complying with Section 11(a) of the Act, and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly: (i) offer, sell, issue, loan, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company or Shift4 LLC that are substantially similar to the Class A Common Stock or common units of Shift4 LLC (the “LLC Units” and, together with the Class A Common Stock, the “Securities”), including but not limited to any options or warrants to purchase Securities or any securities that are convertible into or exchangeable for, or that represent the right to receive, Securities or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Securities or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to the Company’s equity compensation plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement or in connection with the exchange of Class B Stock or Class C Stock, and the equivalent number of LLC Units for Class A Common Stock in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Shift4 LLC), without the prior written consent of at least two of the Representatives; provided, however, the foregoing restrictions shall not apply to (a) the Shares to be sold hereunder; (b) the concurrent private placement; (c) the grant of awards to purchase or the issuance by the Company of shares or any securities (including without limitation, options, restricted stock or restricted stock units) convertible into, or exercisable for, Class A Common Stock pursuant to the Company’s equity compensation plans disclosed in the Pricing Prospectus; (d) the filing of a registration statement on Form S-8 in connection with the registration of securities granted or to be granted under the Company’s equity compensation plans that are described in the Pricing Prospectus; and (e) the issuance of up to 7.5% of the outstanding shares of the Company in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by the Company or any of its Subsidiaries of such entity; provided that each recipient of shares issued or sold pursuant to clause (e) above executes and delivers to the Representatives prior to such issuance or sale (as the case may be) a lock-up agreement having substantially the same terms as the lock-up agreements described in Section 8(h) of this Agreement for the remainder of the Lock-Up Period, including, without limitation, entering stop transfer instructions with the Company’s transfer agent and registrar on such share capital, which the Company agrees it will not waive or amend without the written consent of at least two of the Representatives; provided, however, that the Company agrees to (x) request any written consent for a waiver or an amendment under this section 5(e) from each of the Representatives substantially concurrently and (y) provide notice of any consent for a waiver or amendment, as applicable, to each of the Representatives reasonably promptly following receipt of such consent and, in any case, prior to the occurrence of the transaction for which such waiver or amendment, as applicable, was sought.

(ii) If the Representatives, in their sole discretion, agree to release or waive the restrictions in lock-up letters pursuant to Section Section 8(i) hereof, in each case for an officer or director of the Shift4 Parties (including any person who is named in the Registration Statement to become a director of the Company at a future date), and provide the Shift4 Parties with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Shift4 Parties agree to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;

(f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders ‘ equity and cash flows of the Shift4 Parties and their consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Shift4 Parties and their subsidiaries for such quarter in reasonable detail; provided that no report or other information need to be furnished pursuant to this Section 5(f) to the extent that it is available on EDGAR;

(g) During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports, definitive proxy statements or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports, definitive proxy statements and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that no report, communication or other information need to be furnished pursuant to this section 5(g) to the extent that it is available on EDGAR;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to list for trading, subject to official notice of issuance, the Shares on The New York Stock Exchange (the “Exchange”);

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(l) To refrain from taking, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares;

(m) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Shift4 Parties’ trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(n) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the completion of the Lock-Up Period.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications; and

(e) Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act.

7. The Shift4 Parties covenant and agree with the several Underwriters that (a) the Shift4 Parties will, jointly and severally, pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Shift4 Parties’ counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Section 5(d) Writing, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar, (viii) any transfer taxes payable, (ix) all of the Company’s (but not the Underwriters’) travel expenses in connection with any “roadshow” presentation to investors, including 50% of the cost of any chartered plane, chartered jet or other chartered aircraft used in connection with any “roadshow” presentation to investors; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided that the aggregate amount payable by the Company pursuant to subsections (iii) and (v) (excluding filing fees and disbursements) shall not exceed $35,000. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Shift4 Parties herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Shift4 Parties shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened or, to the knowledge of the Shift4 Parties or the Representatives, contemplated by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened or, to the knowledge of the Shift4 Parties or the Representatives, contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Latham & Watkins LLP, counsel for the Shift4 Parties, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you.

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except that, in any letter dated at a Time of Delivery, the specified “cut-off” date referred to in the comfort letters shall be a date no more than three business days prior to such Time of Delivery);

(e) (i) Neither Shift4 Party nor any of its respective subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Pricing Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court, arbitrator or governmental or regulatory action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there shall not have been any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity compensation plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Shift4 Parties and their respective subsidiaries or any change or effect in or affecting (x) the business, properties, general affairs, financial position, stockholders’ equity, prospects or results of operations of the Shift4 Parties and their respective subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Shift4 Parties to perform their obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, including the Transactions, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s indebtedness by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s indebtedness (other than an announcement with positive implications of a possible upgrading;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange, or any setting of minimum or maximum prices for trading on such exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in your judgment, impractical to market or to enforce contracts for the sale of the Shares, whether in the primary market or in respect of dealings in the secondary market; (v) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the declaration by the United States of a national emergency or war or (vi) the occurrence of any other calamity, emergency or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (v) or (vi) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(i) The Shift4 Parties shall have obtained and delivered to the Underwriters executed copies of an agreement from each director, officer and equityholder of the Shift4 Parties listed on Schedule III hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you;

(j) The Shift4 Parties shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) The Shift4 Parties shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Shift4 Parties satisfactory to you stating that: the representations and warranties of the Shift4 Parties in this Agreement are true and correct; and the Shift4 Parties have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Time of Delivery; and, in the case of the Shift4 Parties, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and as to the matters set forth in subsections (a) and (e) of this Section 8;

(l) The Transactions (other than the sale of the Shares and use of proceeds therefrom) shall have been consummated as described in the Prospectus; and

(m) On or before the date of this Agreement, the Representatives shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network (“FinCEN”) from the Shift4 Parties in form and substance reasonably satisfactory to the Representatives, along with such additional supporting documentation as the Representatives have requested in connection with the verification of the foregoing certificate.

9. (a) The Shift4 Parties will, jointly and severally, indemnify and hold harmless each Underwriter and its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Shift4 Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless each Shift4 Party, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information; and will reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Shift4 Parties by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [•] paragraph under the caption “Underwriting”, and the information contained in the [•] paragraph under the caption “Underwriting”.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 or Section 11 hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 or Section 11 hereof except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9 or Section 11 hereof. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Shift4 Parties on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Shift4 Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Shift4 Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Shift4 Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Shift4 Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Shift4 Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Shift4 Parties under this Section 9 shall be in addition to any liability which the Shift4 Parties may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Shift4 Parties (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Shift4 Parties shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Shift4 Parties that you have so arranged for the purchase of such Shares, or a Shift4 Party notifies you that it has so arranged for the purchase of such Shares, you or the Shift4 Parties shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Shift4 Parties, except for the expenses to be borne by the Shift4 Parties and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The Company hereby confirms that at its request Citigroup Global Markets Inc. has without compensation acted as “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 5121 of FINRA in connection with the offering of the Shares. The Company will indemnify and hold harmless the QIU, its directors, officers, employees and agents and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter” and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

12. The respective indemnities, agreements, representations, warranties and other statements of the Shift4 Parties and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Shift4 Parties, or any officer or director or controlling person of the Shift4 Parties, and shall survive delivery of and payment for the Shares.

13. If this Agreement shall be terminated pursuant to Section 10 hereof, the Shift4 Parties shall not then be under any liability to any Underwriter except as provided in Sections 7, 9 and 11 hereof; but, if for any other reason [(other than those set forth in clauses (i), (iii), (iv), (v) or (vi) of Section 8(g))] any Shares are not delivered by or on behalf of the Shift4 Parties as provided herein, the Shift4 Parties will, jointly and severally, reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Shift4 Parties shall then be under no further liability to any Underwriter except as provided in Sections 7, 9 and 11 hereof.

14. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Shift4 Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: [•], Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: [•] and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; if to the Shift4 Parties shall be delivered or sent by mail, telex or facsimile transmission to the address of Shift4 LLC set forth on the cover of the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(i) hereof shall be delivered or sent by mail to his or her respective address provided in his or her respective lock-up agreement or such other address as such stockholder provides in writing to the Shift4 Parties; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Shift4 Parties by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: [•], Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: [•] and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Shift4 Parties and, to the extent provided in Sections 9, 11 and 12 hereof, each broker dealer or other affiliate of any Underwriter, the officers and directors of the Shift4 Parties (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and each person who controls the Shift4 Parties or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Shift4 Parties acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Shift4 Parties, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of any Shift4 Party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of any Shift4 Party with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any Shift4 Party on other matters) or any other obligation to any Shift4 Party except the obligations expressly set forth in this Agreement and (iv) each of the Shift4 Parties has consulted its own legal and financial advisors to the extent it deemed appropriate. Each Shift4 Party agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Shift4 Party, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Shift4 Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

19. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Shift4 Parties agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Shift4 Parties agree to submit to the jurisdiction of, and to venue in, such courts.

20. Each Shift4 Party and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

22. Notwithstanding anything herein to the contrary, the Shift4 Parties are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Shift4 Parties relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section 23:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and each of the Shift4 Parties in accordance with its terms.

Very truly yours,

Shift4 Payments, Inc.

By:
Name:
Title:

Shift4 Payments, LLC

By:
Name:
Title:

Accepted as of the date hereof
[•], 2020

Citigroup Global Markets Inc.

By:
Name:
Title:

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

Goldman Sachs & Co. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC
BofA Securities, Inc.
Citizens Capital Markets, Inc.
Evercore Group L.L.C.
Morgan Stanley & Co. LLC
Raymond James & Associates, Inc.
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
SunTrust Robinson Humphrey, Inc.
TD Securities (USA) LLC
Telsey Advisory Group LLC
Wolfe Capital Markets and Advisory

Total

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[Electronic Roadshow dated [•]]

(b)	Additional documents incorporated by reference

[None]

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $ [•]

The number of Shares purchased by the Underwriters is [•].

(d)	Section 5(d) Writings

[•]

SCHEDULE III

Name of Stockholder
[ ]

ANNEX I

[FORM OF PRESS RELEASE]

Shift4 Payments, Inc.

[Date]

Shift4 Payments, Inc. (“Company”) announced today that Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, the lead book-running managers in the recent public sale of [•] shares of the Company’s common stock, is [waiving] [releasing] a lock-up restriction with respect to [•] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [•], 2020, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX II

Form of Lock-Up Agreement

[    ], 2020

Shift4 Payments, Inc.

2202 N. Irving St.

Allentown, Pennsylvania 18109

Citigroup Global Markets, Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

c/o	Citigroup Global Markets, Inc.

383 Greenwich Street

New York, NY 10013

c/o	Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY    10010-3629

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Ladies and Gentlemen:

As an inducement to the underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made that is intended to result in the establishment of a public market for Class A common stock (the “Class A Shares”) of Shift4 Payments, Inc., and any successor (by merger or otherwise) thereto, (the “Company”), and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that during the period specified below (the “Lock-Up Period”), the undersigned will not, and will not cause or direct any of its affiliates to, offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of, directly or indirectly, any common stock of the Company (“Common Shares”), or any options or warrants to purchase any Common Shares, or any or securities convertible into, exchangeable or exercisable for or that represent the right to receive any Common Shares (including, for the avoidance of doubt, common units (the “LLC Units” and, together with the Common Shares, the “Securities”) of Shift4 Payments, LLC (“Shift4 LLC”)) (such options, warrants or other securities, other than the Securities, collectively, “Derivative Instruments”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned) or that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Securities or Derivative Instruments, whether any such aforementioned transaction or arrangement (or instrument provided for thereunder) is to be settled by delivery of Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, loan, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of at least two of Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC.

In addition, the undersigned agrees that, without the prior written consent of at least two of Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any Derivative Instruments. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any of the foregoing during the Lock-Up Period. Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement.

In the event the undersigned seeks the prior written consent of any of Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC or Goldman Sachs & Co. LLC pursuant to this Lock-Up Agreement, the undersigned agrees to (i) request any written consent from each of Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC substantially currently and (y) provide notice of any consent to each of Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC reasonably promptly following receipt of such consent and, in any case, prior to the occurrence of the transaction for which such consent was sought.

The foregoing restrictions shall not apply to:

(a) the Transactions (as defined in the final prospectus relating to the Offering (the “Prospectus”)); provided that any Securities received in connection with the Transactions shall be subject to the terms of this Lock-Up Agreement;

(b) any Securities acquired by the undersigned in the open market; provided that in the case of any transfer pursuant to this clause (b), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period);

(c) any transfer or disposition of Securities (i) made as a bona fide gift or charitable contribution, or for bona fide estate planning purposes; (ii) if the undersigned is a natural person, to any family member of the undersigned or trust for the direct or indirect benefit of the undersigned or a family member of the undersigned or if the undersigned is a trust, to a trustor, a trustee or a beneficiary of the trust or to the estate of a trustor, trustee or beneficiary of such trust; (iii) if the undersigned is a corporation, partnership, limited liability company or other business entity, made to (A) any wholly-owned subsidiary of such corporation, partnership, limited liability company or other business entity, (B) limited partners, members, stockholders or holders of similar equity interests in the undersigned (or in each case its nominee or custodian) or (C) another corporation, partnership, limited liability company, trust or other business entity (or in each case its nominee or custodian) that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned; (iv) upon death or by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; or (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (c)(i) through (c)(iv); provided that in the case of any transfer or distribution pursuant to clause (c)(i) through (c)(v), (x) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, (y) such transfer shall not involve a disposition for value; and (z) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period);

(d) the establishment of a written trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Shares, provided that (i) during the Lock-Up Period, no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities may be effected pursuant to such plan during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Lock-Up Period;

(e) transfers or sales to the Company in connection with the repurchase of Securities granted under any stock incentive plan or stock purchase plan of the Company, which plan is described in the Prospectus, in each case, upon termination of the undersigned’s relationship with the Company; provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of the underlying shares, or other public announcement reporting, shall be required or shall be voluntarily made during the Lock-Up Period (other than a filing on a Form 5);

2

(f) (i) the receipt by the undersigned from the Company of Securities upon the exercise, vesting or settlement of options, restricted stock units or other equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the Prospectus, or warrants to purchase Common Shares, insofar as such options or warrants are outstanding as of the date of the Prospectus and are disclosed in the Prospectus; or (ii) the transfer of Securities to the Company upon a vesting or settlement event of the Company’s restricted stock units or other securities or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options (and any transfer to the Company necessary in respect of such amount needed for the payment of taxes, including estimated taxes and withholding tax and remittance obligations, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise) so long as such vesting, settlement, “cashless” exercise or “net exercise” is effected solely by the surrender of outstanding options (or the Common Shares issuable upon the exercise thereof) or Common Shares to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations in connection with the vesting, settlement or exercise of the restricted stock unit, option or other equity award; provided (A) that the shares received upon vesting, settlement or exercise of the restricted stock unit, option or other equity award are subject to this Lock-Up Agreement, (B) in the case of clause (f)(ii), the settlement or exercise of any restricted stock unit, option or other equity award on a “cashless” or “net exercise” basis shall only be permitted if such restricted stock unit, option or other equity award would otherwise expire during the Lock-Up Period and (C) that in the case of clauses (f)(i) or (f)(ii), any filing required under Section 16 of the Exchange Act to be made during the Lock-Up Period shall include a statement to the effect that (1) such transaction reflects the circumstances described in (f)(i) or (f)(ii), as the case may be, (2) such transaction was only with the Company and (3) in the case of clause (f)(i), the Common Shares received upon exercise or settlement of the option, restricted stock units or other equity awards are subject to this Lock-Up Agreement;

(g) the transfer or disposition of the undersigned’s Securities that occurs by operation of law, pursuant to the rules of descent and distribution or pursuant to a qualified domestic order or in connection with a divorce settlement, provided that each transferee shall sign and deliver a lock-up letter substantially in the form of this letter, provided further that any associated filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (g);

(h) in connection with the conversion or reclassification or the outstanding shares of preferred units of Shift4 LLC into Common Shares in connection with the consummation of the Offering, provided such conversion is described in the Prospectus and provided further that any such Common Shares received upon such conversion shall be subject to the terms of this Lock-Up Agreement;

(i) transfers to the Company upon death or disability, in each case, of the undersigned;

(j) the transfer of Common Shares (or any security convertible into or exercisable or exchangeable for Common Shares) pursuant to a bona fide third party tender offer, merger, consolidated or other similar transaction made to all holders of the capital stock of the Company involving a change of control (as defined below) of the Company which occurs after the consummation of the Offering, is open to all holders of the Company’s capital stock and has been approved by the board of directors of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Shares owned by the undersigned shall remain subject to the restrictions contained in this Lock-Up Agreement; and

(k) (i) any transfer or disposition of Securities pursuant to a bona fide loan or pledge (A) pursuant to clause (k)(ii) below or (B) that is in effect on the date hereof and has been disclosed in writing to Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC and (ii) the grant and maintenance of a bona fide lien, security interest, pledge or other similar encumbrance (each, a “Pledge”) of any Securities owned by the undersigned to a nationally or internationally recognized financial institution with assets of not less than $10 billion (an “Institution”) in connection with a loan to the undersigned; provided, however, that (i) the undersigned and its affiliates shall not Pledge Securities in excess of 25% of the Securities beneficially owned by the undersigned and its affiliates in the aggregate; (ii) the undersigned or the Company, as the case may be, shall provide Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC prior written notice informing them of any public filing, report or announcement made by or on behalf of the undersigned or the Company with respect thereto; and (iii) the Institution agrees in writing at or prior to the time of such Pledge that the Company shall receive timely notice of any event of default and shall have the right to cure any event of default by the undersigned in connection with any loan to which the Pledge relates by purchasing any or all Securities Pledged at a price equal to

3

50% of the then-current market value on the date of the event of default (calculated for the Company’s Common Shares using the average closing sales price of such Common Shares for the fifteen (15) immediately prior trading days, and for the LLC Units of Shift4 LLC, using the average closing sales price of the Company’s Common Shares for the fifteen (15) immediately prior trading days multiplied by (100 divided by the Company’s percentage beneficial ownership of Shift4 LLC)), such election by the Company to be shown by written notice to the Institution and payment to follow within five (5) business days of notice being received by the Company, provided that in the case of any transfer or distribution pursuant to a Pledge or any other bona fide loan or pledge pursuant to this clause (k), the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer.

For purposes of this Lock-Up Agreement, a “family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 90% of the total voting power of the voting stock of the Company, occurring after the consummation of the Offering, that has been approved by the board of directors of the Company.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 180 days after the public offering date set forth on the Prospectus (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized by the undersigned to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in connection with the above-referenced offering.

If the undersigned is an officer or director of the Company, (i) Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by any two of Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. This Lock-Up Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before July 31, 2020. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

4

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)	(duly authorized signature)

Name:
(please print full name)

Address:		Address:

[Signature page to Lock-Up Agreement]